Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements No. 33-28294, No. 33-82692, No. 33-8075, No. 33-78344, No. 333-14651, No. 333-186867, No. 333-188374, No. 333-214495, No. 333-262580, and No. 333-271679 on Form S-8 and No. 333-140221 on Form S-3ASR of our reports dated February 22, 2024, with respect to the consolidated financial statements of Commerce Bancshares, Inc. and the effectiveness of internal control over financial reporting.

KPMG LLP

Kansas City, Missouri
February 22, 2024